Exhibit 99.1

March 4, 2010

Board of Directors

HQ Sustainable Maritime Industries, Inc.

Melbourne Towers

1511 Third Ave., Ste. 788

Seattle, WA 98101

Lillian Wang

Chairman of the Board

HQ Sustainable Maritime Industries, Inc.

Melbourne Towers

1511 Third Ave., Ste. 788

Seattle, WA 98101

Ladies and Gentlemen:

This letter is written to inform you that I hereby resign from my position as a member of the Board of Directors (the “Board”) of HQ Sustainable Maritime Industries, Inc. (the “Company”). I am resigning from this position for personal reasons. This resignation shall become effective upon the election or appointment of a qualified successor to fill this position.

I wish the Company success in its future endeavors.

Sincerely,

/s/ Joseph I. Emas
Joseph I. Emas